Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com
FOR RELEASE: Thursday, April 23, 2026
AMERICAN AIRLINES REPORTS FIRST-QUARTER 2026 FINANCIAL RESULTS
FORT WORTH, Texas — American Airlines Group Inc. (NASDAQ: AAL) today reported its first-quarter 2026 financial results, including:
•Record first-quarter revenue of $13.9 billion
•First-quarter GAAP net loss of $382 million, or ($0.58) per diluted share
•Excluding net special items1, first-quarter net loss of $267 million, or ($0.40) per diluted share
•Ended the quarter with total debt2 of $34.7 billion, the company’s lowest total debt level since mid-20152
•Second-quarter adjusted EPS3 expected to be between ($0.20) and $0.20. Based on the forward fuel curve and the current revenue outlook, the midpoint of the full-year guidance is expected to be approximately flat to 2025, despite a greater than $4 billion increase in expense related to higher prices for jet fuel
“American delivered record revenue in the first quarter, and we’re on track for another record in the second quarter,” said American’s CEO Robert Isom. “This revenue momentum is the result of focus on our four commercial priorities — elevating the customer experience, growing our global network, driving premium revenue and leading in loyalty. Even in a volatile operating environment, our pretax margin improved by nearly 2 points year over year, and we still anticipate modest profitability for the year assuming the current forward fuel curve. Demand for our product is growing, and our customer satisfaction scores are improving. We have built a strong foundation to deliver value for our customers, team members and shareholders in 2026 and beyond.”
American’s four multiyear commercial initiatives are driving results. The company delivered record first-quarter revenue of $13.9 billion, despite an estimated $320 million revenue impact from winter storms. Demand was strong in the first quarter, and American recorded the nine highest revenue intake weeks in its 100-year history. American had year-over-year total revenue growth of 10.8% in the quarter. Total unit revenue was 7.6% higher year over year, improving sequentially each month in the quarter, culminating with March domestic and international passenger unit revenue both up more than 10% year over year. American’s domestic, Pacific and Atlantic entities delivered positive unit revenue growth year over year, with Atlantic passenger unit revenue up 16.7%. Demand remains strong, and based on current bookings, American expects total revenue growth between 13.5% and 16.5% in the second quarter.

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

Elevate the customer experience
American continues to elevate every step of the customer travel journey. The company offers the industry’s most extensive premium lounge network and is making significant investments in its Flagship® and Admirals Club® lounges at Chicago O’Hare International Airport (ORD), Miami International Airport (MIA), Charlotte Douglas International Airport (CLT), Ronald Reagan Washington National Airport (DCA), Austin-Bergstrom International Airport (AUS) and Nashville International Airport (BNA).

American is increasing the number of premium seats across its fleet through new deliveries and retrofits. In the first quarter, lie-flat and Premium Economy seats grew more than twice as fast as Main Cabin seats. In addition, the company has improved connectivity and elevated the inflight experience, successfully rolling out free high-speed satellite Wi-Fi, sponsored by AT&T, for AAdvantage® members in January. The airline now offers free high-speed satellite Wi-Fi on more aircraft than any other carrier globally. Additionally, American introduced new features in its digital app that provide transparent, real-time notifications and more self-service options for customers to independently manage their itineraries in one convenient location.

American invested in strengthening its schedules across the system and rebanking its operation at Dallas Fort Worth International Airport (DFW) to reinforce operational reliability, ensuring customers experience more on-time flights and an overall smoother travel experience at its largest and most impactful hub. The company is also rebanking its operation at Philadelphia International Airport (PHL) to a seven-bank structure to grow and improve trans-Atlantic connectivity.
Grow the global network
American operates the strongest domestic network in the industry and is prioritizing scaling local share in its hubs by utilizing existing infrastructure, particularly in Philadelphia, Miami and Phoenix. American supports the FAA’s action to establish an operational framework in Chicago that will benefit all customers. This summer, American expects to operate approximately 500 flights per day in Chicago, all featuring high-speed satellite Wi-Fi and premium cabins.
The company recently announced a multiyear investment in Concourse D in Miami, which is expected to enhance American’s leading Latin America franchise with improved operations, elevated customer experience and more convenient international travel. American’s network, combined with the global reach of its joint business and oneworld partners, connects more people to more places than any other airline.
Drive premium revenue
American remains focused on increasing premium, high-margin revenue. The company continued to win share in corporate channels during the first quarter, with managed corporate revenue increasing 13% year over year. Additionally, American is focused on increasing premium leisure revenue and improving upsell to higher-margin products. Premium unit revenue continued to outperform the Main Cabin in the first quarter.
Lead in loyalty
American’s AAdvantage® program is the largest airline loyalty program, offering the highest value per mile of any airline in the U.S., numerous ways to earn and redeem miles and greater opportunities for member engagement. The AAdvantage® program continues to evolve and

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

resonate with customers, as evidenced by record enrollments in the first quarter, up 25% year over year.
At the beginning of the first quarter, American’s exclusive and expanded co-branded credit card partnership with Citi took effect. During the quarter, the company achieved record acquisitions and co-branded credit card spend was up 9% year over year.
Balance sheet and liquidity
The company has made significant progress on its financial priorities, ending the quarter with total debt2 of $34.7 billion, the first time it has been below $35 billion since mid-20152. The company finished the quarter with $10.8 billion in liquidity and more than $27 billion in unencumbered assets and first-lien borrowing capacity. This strong financial position provides significant flexibility in the current environment.
Financial guidance
The company’s second-quarter 2026 guidance assumes continued revenue improvement in the domestic entity, growth in corporate customer volumes and the ability to partially recapture elevated fuel prices, currently assumed to be approximately $4.00 per gallon. Based on the forward fuel curve and the current revenue outlook, the midpoint of the company's full-year earnings guidance is approximately flat to 2025, despite a more than $4 billion increase in expense related to higher prices for jet fuel.

FY 2026E
Adjusted earnings (loss) per diluted share[3]	($0.40) to $1.10

Q2 2026E (vs. Q2 2025)
Available seat miles (ASMs)	Up 4.0% to 6.0%
Total revenue	Up 13.5% to 16.5%
CASM excluding net special items, fuel and profit sharing[4]	Up 2.0% to 4.0%
Adjusted earnings (loss) per diluted share[3]	($0.20) to $0.20
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis and archived at aa.com/investorrelations.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including reconciliations of certain GAAP to non-GAAP financial information.

1.The company recognized $115 million of net special items in the first quarter after the effect of taxes.
2.All references to total debt include debt, finance and operating lease liabilities and pension obligations. 2015 total debt includes pro forma lease liabilities.
3.Adjusted earnings (loss) per diluted share guidance excludes the impact of net special items and represents an absolute number, not a year over year comparison. The company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

4.Cost per available seat mile (CASM) excluding net special items, fuel and profit sharing is a non-GAAP measure. The company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.
About American Airlines Group (NASDAQ: AAL)
American Airlines is a premium global airline connecting more of the U.S. to the world. With roots tracing back to an air mail carrier in the Midwestern United States in 1926, American now operates more than 6,000 daily flights to more than 350 destinations in more than 60 countries and serves more than 200 million customers annually. Powered by a proud and talented team of 130,000 aviation professionals, American’s team lives out the airline’s purpose of caring for people on life’s journey every day.
The world’s largest airline proudly celebrates its centennial year in 2026, reaching a milestone that reflects a century of innovation and the Forever ForwardSM spirit that changed the industry and the world. American introduced the first scheduled air cargo service, the first airport lounge and the first airline loyalty program and continues to reinvent the customer experience today. The airline is also a founding member of the oneworld alliance, whose members serve more than 900 destinations around the globe.
Get the latest about American at news.aa.com and @AmericanAir.
Use of websites and social media to disclose information
American routinely uses the investor relations section of its website as well as its social media sites, including Facebook and X, and its newsroom at news.aa.com, to disclose important information about American Airlines Group Inc. and its subsidiaries and comply with its disclosure obligations under Regulation Fair Disclosure. The information contained on, or that may be accessed through, the company’s website, social media channels or newsroom is not incorporated by reference into, and is not a part of, this document, and all website addresses in this document are intended to be inactive textual references only.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, downturns in economic conditions could adversely affect our business; we will need to obtain sufficient financing or other capital to operate successfully; our high level of debt and other obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and may cause our business to be vulnerable to

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

adverse economic and industry conditions; if our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity; the loss of key personnel whom we depend on to operate our business, or the inability to attract, develop and retain additional qualified personnel could adversely affect our business; our business has been and will continue to be materially affected by many changing economic, geopolitical, commercial, regulatory and other conditions beyond our control, including global events that affect travel behavior; the airline industry is intensely competitive and dynamic; union disputes, employee strikes and other labor-related disruptions may adversely affect our operations and financial performance; if we encounter problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services; any damage to our reputation or brand image could adversely affect our business or financial results; risks of losses and adverse publicity from any public incidents involving our company, people or brand; changes to our business model that are designed to increase revenues and reduce costs may not be successful and may cause operational difficulties or decreased demand; our intellectual property rights, particularly our branding rights, are valuable, and any inability to protect them may adversely affect our business and financial results; we may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity; we rely heavily on technology and automated systems, including artificial intelligence, to operate our business, and any failures could harm our business, results of operations and financial condition; evolving data privacy requirements could increase our costs, and any significant cybersecurity incident could disrupt our operations, harm our reputation, expose us to legal risks and otherwise materially adversely affect our business, results of operations and financial condition; we are exposed to risks from cyberattacks, and any cybersecurity incidents involving us, our third-party service providers, or one of our AAdvantage partners or other business partners; we have a significant amount of goodwill, which is assessed for impairment at least annually. We may never realize the full value of our intangible or long-lived assets, causing us to record material impairment charges; the commercial relationships that we have with other companies, including any related equity investments, may not produce the returns or results we expect; our business is very dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel could have a significant negative impact on consumer demand, our operating results and liquidity; our business is subject to extensive government regulation; we can be adversely affected by any prolonged partial or full U.S. Government shutdown; we operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control; we may be adversely affected by conflicts overseas, terrorist attacks or other acts of violence, domestically or abroad; the travel industry continues to face ongoing security concerns; we are subject to risks associated with climate change, including increased regulation of our greenhouse gas emissions, changing consumer preferences and the potential for increased impacts of severe weather events on our operations and infrastructure; we are subject to various risks associated with environmental and social matters, and many forms of environmental and noise regulation; a shortage of pilots or other personnel could materially adversely affect our business; we depend on a limited number of suppliers for aircraft, aircraft engines and parts. Delays in scheduled aircraft deliveries, unexpected grounding of aircraft or aircraft engines whether by regulators or by us, or other loss of anticipated fleet capacity, and failure of new aircraft to receive regulatory approval, be produced or otherwise perform as and when expected, adversely impacts our business, results of operations and financial condition; we rely on third-party distribution channels and must

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

effectively manage the costs, rights and functionality of these channels; if we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future; interruptions or disruptions in service at one of our key facilities; increases in insurance costs or reductions in insurance coverage, and heavy taxation of the airline industry; risks related to ownership of AAG common stock; and other risks set forth herein as well as in the company’s latest annual report on Form 10-K for the year ended December 31, 2025 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations) and subsequent quarterly reports on Form 10-Q (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended March 31,		Percent Increase (Decrease)
	2026	2025
Operating revenues:
Passenger	$12,495	$11,391	9.7
Cargo	214	189	12.9
Other	1,203	971	23.9
Total operating revenues	13,912	12,551	10.8
Operating expenses:
Aircraft fuel and related taxes	2,928	2,587	13.2
Salaries, wages and benefits	4,674	4,222	10.7
Regional expenses:
Regional operating expenses	1,313	1,272	3.2
Regional depreciation and amortization	91	79	15.4
Maintenance, materials and repairs	982	922	6.5
Other rent and landing fees	890	826	7.7
Aircraft rent	309	297	3.9
Selling expenses	507	450	12.8
Depreciation and amortization	475	468	1.6
Special items, net	14	70	(80.6)
Other	1,770	1,628	8.7
Total operating expenses	13,953	12,821	8.8
Operating loss	(41)	(270)	(85.0)
Nonoperating income (expense):
Interest income	55	94	(41.3)
Interest expense, net	(397)	(428)	(7.3)
Other expense, net	(93)	(44)	nm	(1)
Total nonoperating expense, net	(435)	(378)	15.1
Loss before income taxes	(476)	(648)	(26.6)
Income tax benefit	(94)	(175)	(46.7)
Net loss	$(382)	$(473)	(19.2)

Loss per common share:
Basic and diluted	$(0.58)	$(0.72)
Weighted average shares outstanding (in thousands):
Basic and diluted	661,181	658,880
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended March 31,		Increase
	2026	2025
Revenue passenger miles (millions)	58,551	56,356	3.9%
Available seat miles (ASM) (millions)	72,009	69,904	3.0%
Passenger load factor (percent)	81.3	80.6	0.7 pts
Yield (cents)	21.34	20.21	5.6%
Passenger revenue per ASM (cents)	17.35	16.30	6.5%
Total revenue per ASM (cents)	19.32	17.95	7.6%
Cargo ton miles (millions)	527	483	9.0%
Cargo yield per ton mile (cents)	40.55	39.14	3.6%

Fuel consumption (gallons in millions)	1,066	1,042	2.3%
Average aircraft fuel price including related taxes (dollars per gallon)	2.75	2.48	10.7%

Operating cost per ASM (cents)	19.38	18.34	5.6%
Operating cost per ASM excluding net special items (cents)	19.36	18.24	6.1%
Operating cost per ASM excluding net special items and fuel (cents)	15.29	14.54	5.2%
Operating cost per ASM excluding net special items, fuel and profit sharing (cents)	15.29	14.54	5.2%

Passenger enplanements (thousands)	51,770	51,034	1.4%
Departures (thousands):
Mainline	279	278	0.6%
Regional	255	250	1.6%
Total	534	528	1.1%
Average stage length (miles):
Mainline	1,200	1,176	2.0%
Regional	478	470	1.7%
Total	856	841	1.7%
Aircraft at end of period:
Mainline (2)	1,022	985	3.8%
Regional (3)	572	567	0.9%
Total	1,594	1,552	2.7%
Full-time equivalent employees at end of period:
Mainline	106,400	102,400	3.9%
Regional (4)	32,500	30,700	5.9%
Total	138,900	133,100	4.4%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excluded from the aircraft count above are three Airbus A321XLR mainline aircraft that are held in temporary storage as of March 31, 2026.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excluded from the aircraft count above are two Bombardier CRJ900 regional aircraft that are held in temporary storage as of March 31, 2026.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended March 31,		Increase (Decrease)
	2026	2025
Domestic (1)
Revenue passenger miles (millions)	39,167	37,693	3.9%
Available seat miles (ASM) (millions)	48,414	46,669	3.7%
Passenger load factor (percent)	80.9	80.8	0.1 pts
Passenger revenue (dollars in millions)	8,990	8,127	10.6%
Yield (cents)	22.95	21.56	6.5%
Passenger revenue per ASM (cents)	18.57	17.41	6.6%

Latin America (2)
Revenue passenger miles (millions)	10,289	10,022	2.7%
Available seat miles (millions)	12,403	12,004	3.3%
Passenger load factor (percent)	83.0	83.5	(0.5) pts
Passenger revenue (dollars in millions)	1,963	1,906	3.0%
Yield (cents)	19.07	19.01	0.3%
Passenger revenue per ASM (cents)	15.82	15.88	(0.3) %

Atlantic
Revenue passenger miles (millions)	6,213	5,934	4.7%
Available seat miles (millions)	7,794	7,963	(2.1) %
Passenger load factor (percent)	79.7	74.5	5.2 pts
Passenger revenue (dollars in millions)	1,102	965	14.2%
Yield (cents)	17.74	16.27	9.1%
Passenger revenue per ASM (cents)	14.14	12.12	16.7%

Pacific
Revenue passenger miles (millions)	2,882	2,707	6.5%
Available seat miles (millions)	3,398	3,268	4.0%
Passenger load factor (percent)	84.8	82.8	2.0 pts
Passenger revenue (dollars in millions)	440	393	12.1%
Yield (cents)	15.28	14.51	5.3%
Passenger revenue per ASM (cents)	12.96	12.02	7.8%

Total International
Revenue passenger miles (millions)	19,384	18,663	3.9%
Available seat miles (millions)	23,595	23,235	1.5%
Passenger load factor (percent)	82.2	80.3	1.9 pts
Passenger revenue (dollars in millions)	3,505	3,264	7.4%
Yield (cents)	18.08	17.49	3.4%
Passenger revenue per ASM (cents)	14.85	14.05	5.7%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
- Operating Loss (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure)
- Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
- Pre-Tax Loss (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure)
- Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
- Net Loss (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure)
- Basic and Diluted Loss Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items provides management with an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items, fuel and profit sharing (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items, fuel and profit sharing. Management uses total operating costs excluding net special items, fuel and profit sharing and CASM excluding net special items, fuel and profit sharing to evaluate the Company's current operating performance and to allow for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, the Company excludes profit sharing to allow investors to better understand and analyze its operating cost performance and to provide a more meaningful comparison of its core operating costs to the airline industry. The adjustment to exclude net special items, fuel and profit sharing provides management with an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Loss Excluding Net Special Items	3 Months Ended March 31,		Percent Decrease
	2026	2025
	(in millions)
Operating loss as reported	$(41)	$(270)
Operating net special items:
Mainline operating special items, net (1)	14	70
Operating loss excluding net special items	$(27)	$(200)	(86.5%)

Calculation of Operating Margin
Operating loss as reported	$(41)	$(270)
Total operating revenues as reported	$13,912	$12,551
Operating margin	(0.3%)	(2.2%)

Calculation of Operating Margin Excluding Net Special Items
Operating loss excluding net special items	$(27)	$(200)
Total operating revenues as reported	$13,912	$12,551
Operating margin excluding net special items	(0.2%)	(1.6%)

Reconciliation of Pre-Tax Loss Excluding Net Special Items
Pre-tax loss as reported	$(476)	$(648)
Pre-tax net special items:
Mainline operating special items, net (1)	14	70
Nonoperating special items, net (2)	135	48
Total pre-tax net special items	149	118

Pre-tax loss excluding net special items	$(327)	$(530)	(38.2%)

Calculation of Pre-Tax Margin
Pre-tax loss as reported	$(476)	$(648)
Total operating revenues as reported	$13,912	$12,551
Pre-tax margin	(3.4%)	(5.2%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax loss excluding net special items	$(327)	$(530)
Total operating revenues as reported	$13,912	$12,551
Pre-tax margin excluding net special items	(2.4%)	(4.2%)

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

Reconciliation of Net Loss Excluding Net Special Items	3 Months Ended March 31,		Percent Decrease
	2026	2025
	(in millions, except share and per share amounts)
Net loss as reported	$(382)	$(473)
Net special items:
Total pre-tax net special items (1), (2)	149	118
Net tax effect of net special items	(34)	(31)
Net loss excluding net special items	$(267)	$(386)	(30.8%)

Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items
Net loss excluding net special items	$(267)	$(386)
Shares used for computation (in thousands):
Basic and diluted	661,181	658,880
Loss per share excluding net special items:
Basic and diluted	$(0.40)	$(0.59)

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items, Fuel and Profit Sharing
Total operating expenses as reported	$13,953	$12,821

Operating net special items:
Mainline operating special items, net (1)	(14)	(70)
Total operating expenses excluding net special items	13,939	12,751

Aircraft fuel and related taxes	(2,928)	(2,587)
Total operating expenses excluding net special items and fuel	11,011	10,164

Profit sharing	—	—
Total operating expenses excluding net special items, fuel and profit sharing	$11,011	$10,164
	(in cents)
Total operating expenses per ASM as reported	19.38	18.34

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.02)	(0.10)
Total operating expenses per ASM excluding net special items	19.36	18.24

Aircraft fuel and related taxes per ASM	(4.07)	(3.70)
Total operating expenses per ASM excluding net special items and fuel	15.29	14.54

Profit sharing per ASM	—	—
Total operating expenses per ASM excluding net special items, fuel and profit sharing	15.29	14.54
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2025 first quarter mainline operating special items, net included a one-time charge resulting from adjustments to vacation accruals due to pay rate increases effective January 1, 2025, following the ratification of the contract extension in the fourth quarter of 2024 with the Company's mainline maintenance and fleet service team members and an adjustment to litigation reserves.
(2)Principally included mark-to-market net unrealized gains and losses associated with certain equity investments as well as charges associated with debt refinancings and extinguishments.

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	3 Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$4,223	$2,456
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(811)	(824)
Purchases of short-term investments	(2,773)	(1,806)
Sales of short-term investments	1,263	1,349
Decrease in restricted short-term investments	15	85
Other investing activities	(22)	(8)
Net cash used in investing activities	(2,328)	(1,204)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(2,324)	(1,362)
Proceeds from issuance of long-term debt	997	325
Net payments on fuel financing	(554)	(74)
Other financing activities	(68)	(112)
Net cash used in financing activities	(1,949)	(1,223)
Net increase (decrease) in cash and restricted cash	(54)	29
Cash and restricted cash at beginning of period	1,056	902
Cash and restricted cash at end of period (1)	$1,002	$931

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$903	$835
Restricted cash included in restricted cash and short-term investments	99	96
Total cash and restricted cash	$1,002	$931

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

Free Cash Flow
The Company's free cash flow summary is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's ability to generate cash from its core operating performance that is available for use to reinvest in the business or to reduce debt. The Company defines free cash flows as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net purchases or sales of short-term investments and (2) change in restricted cash. We believe that calculating free cash flow as adjusted for these items is more useful for investors because short-term investment activity and restricted cash are not representative of activity core to our operations.
This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Our calculation of free cash flow is not intended, and should not be used, to measure the residual cash flow available for discretionary expenditures because, among other things, it excludes mandatory debt service requirements and certain other non-discretionary expenditures.

3 Months Ended March 31, 2026

(in millions)
Net cash provided by operating activities	$4,223
Adjusted net cash used in investing activities (1)	(815)
Free cash flow	$3,408

(1)The following table provides a reconciliation of adjusted net cash used in investing activities for the three months ended March 31, 2026 (in millions):

Net cash used in investing activities	$(2,328)
Adjustments:
Net purchases of short-term investments	1,510
Decrease in restricted cash	3
Adjusted net cash used in investing activities	$(815)

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash	$903	$954
Short-term investments	6,391	4,882
Restricted cash and short-term investments	717	735
Accounts receivable, net	2,008	2,075
Aircraft fuel, spare parts and supplies, net	3,131	2,792
Prepaid expenses and other	834	767
Total current assets	13,984	12,205
Operating property and equipment
Flight equipment	47,303	46,597
Ground property and equipment	10,605	10,479
Equipment purchase deposits	592	656
Total property and equipment, at cost	58,500	57,732
Less accumulated depreciation and amortization	(25,675)	(25,192)
Total property and equipment, net	32,825	32,540
Operating lease right-of-use assets	6,943	7,091
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,064	2,066
Deferred tax asset	2,457	2,368
Other assets	1,374	1,413
Total other assets	9,986	9,938
Total assets	$63,738	$61,774
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$4,195	$3,753
Accounts payable	3,610	2,840
Accrued salaries and wages	1,969	2,128
Air traffic liability	10,031	7,158
Loyalty program liability	4,210	3,725
Operating lease liabilities	1,053	1,058
Fuel financing	360	914
Other accrued liabilities	2,978	2,916
Total current liabilities	28,406	24,492
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	23,522	25,254
Pension and postretirement benefits	1,219	1,568
Loyalty program liability	7,376	6,839
Operating lease liabilities	5,762	5,905
Other liabilities	1,530	1,443
Total noncurrent liabilities	39,409	41,009
Stockholders' equity (deficit)
Common stock, 661,385,137 shares outstanding at March 31, 2026	7	7
Additional paid-in capital	7,402	7,387
Accumulated other comprehensive loss	(4,372)	(4,389)
Retained deficit	(7,114)	(6,732)
Total stockholders' deficit	(4,077)	(3,727)
Total liabilities and stockholders’ equity (deficit)	$63,738	$61,774

American Airlines Reports First-Quarter 2026 Financial Results
April 23, 2026

Total Debt and Net Debt
The Company's total debt and net debt are presented below, which are non-GAAP measures that management believes are useful for assessing the Company's debt profile. Total debt is defined as debt, finance and operating lease liabilities and pension obligations, and net debt is defined as total debt, net of unrestricted cash and short-term investments.

Total Debt and Net Debt (at end of period)	March 31, 2026
(in millions)
Debt and finance leases	$27,717
Operating lease liabilities	6,815
Pension obligations	200
Total debt	34,732
Less: cash and short-term investments	7,294
Net debt	$27,438